UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 3, 2006

Date of Report (date of earliest event reported)

ACTUATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 837-2000

(Registrant's telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 13, 2006, Actuate Corporation received a comment letter from the Securities and Exchange Commission requesting several clarifications or additions to its disclosures on certain recent filings with the Commission. These filings include Form 10-K for the fiscal year ended December 31, 2005 and Forms 8-K filed on January 5, 2006 and January 31, 2006.

Actuate Corporation is in the process of preparing a response to these comments, which it plans to file with the Commission no later than May 19, 2006. The Company does not believe that the additions resulting from these comments will be material in the context of the overall disclosure in its public filings. There can be no assurance, however, as to whether and to what extent the SEC will have additional comments on Actuate Corporation's Form 10-K or other public filings.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION

(Registrant)

Date: May 3, 2006

/s/ ______________________________________________

Daniel A. Gaudreau

Chief Financial Officer and Senior Vice President, Finance and Administration